UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 16, 2011
Date of earliest event reported: November 10, 2011
MCJUNKIN RED MAN HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-153091 (Commission File Number)	20-5956993 (I.R.S. Employer Identification Number)
2 Houston Center, 909 Fannin, Suite 3100,
Houston, TX 77010
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (877) 294-7574
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.1
EX-10.1
EX-10.2
EX-10.3

Item 1.01	Entry into a Material Definitive Agreement
     Director Compensation Plan
     On November 10, 2011, the Board of Directors (“Board”) of McJunkin Red Man Holding Corporation (the “Company”) approved the McJunkin Red Man Holding Corporation Director Compensation Plan (the “Director Compensation Plan”). The Director Compensation Plan provides for payment of retainers, meeting fees and expenses and grants of common stock or common stock derivatives such as stock options or restricted stock awards to non-employee directors of the Company as compensation for their service on the Board. The Director Compensation Plan will be administered by the Compensation Committee of the Board. As part of the adoption of the Director Compensation Plan, the Board confirmed that non-employee directors of the Company will continue to receive an $80,000 annual cash retainer and grants of common stock derivatives at the discretion of the Board.
     The foregoing summary of the Director Compensation Plan is qualified in its entirety by reference to the actual terms of the Director Compensation Plan, attached hereto as Exhibit 10.1 to this Form 8-K.
     Officer Indemnification Agreement
     On November 10, 2011, the Board also approved a form of Officer Indemnification Agreement (the “Indemnification Agreement”) to be entered into by the Company with each of the executive officers and certain other officers and employees. The Indemnification Agreement generally requires the Company to indemnify and hold such persons harmless to the greatest extent permitted by law for liabilities arising out of such person’s service to the Company as an officer or employee, if such person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to criminal proceedings, if the person had no reasonable cause to believe that his or her conduct was unlawful. In addition, the Indemnification Agreement provides for the Company to make advance payment of expenses to the indemnitee for attorney fees and/or court costs in connection with any proceeding relating to any fact or occurrence arising from or relating to events or occurrences specified in the Indemnification Agreement, provided such person provides an undertaking agreeing to repay such advancement if it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that the indemnitee is not entitled to be indemnified by the Company.
     The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the form of the Indemnification Agreement which is filed as Exhibit 10.2 to this Form 8-K.
     Braun Employment Agreement
     As disclosed by the Company in its Current Report on Form 8-K filed with the U.S. Securities Exchange Commission on October 18, 2011, Mr. James E. Braun was appointed to serve as the Company’s Executive Vice President and Chief Financial Officer effective November 15, 2011, and Mr. Braun would be executing an employment agreement with the Company. On November 15, 2011, the Company entered into an employment agreement with Mr. Braun (the “Braun Employment Agreement”). Pursuant to the Braun Employment Agreement, Mr. Braun will serve as the Company’s Executive Vice President and Chief Financial Officer for a term of three years. Mr. Braun is entitled to a base salary of $425,000 and is entitled to receive an annual incentive bonus equal to 67% of his base salary based upon such individual and/or Company performance criteria established for each such fiscal year by the Board in consultation with the Chief Executive Officer. Mr. Braun is also entitled to receive a grant of stock options in respect of shares of the Company’s common stock, with an aggregate grant date value of $3,000,000. The Braun Employment Agreement also provides for certain severance payments and benefits following a termination of employment under certain circumstances.
     Pursuant to the terms of the Braun Employment Agreement, if Mr. Braun’s employment is terminated for any reason, including his voluntary resignation, he is entitled to receive all accrued, but unpaid, obligations including any base salary earned but unpaid through the date of termination, any earned but unpaid annual bonus for completed fiscal years and any unreimbursed expenses and any other unpaid accrued benefits. If Mr. Braun’s employment is terminated other than for “Cause” or “Disability” (as defined in the agreement) or if he resigns for “Good Reason”, he is entitled to the following severance payment and benefits:
   •  Continuation of his base salary at the rate in effect immediately prior to the date of termination for a period of 12 months;
   •  Continuation of medical benefits for 12 months, until such earlier time as he becomes eligible for medical benefits from a subsequent employer; and
   •  A pro-rata annual bonus for the fiscal year in which termination occurs, based on actual performance through the end of the fiscal year.
     These payments and the provision of benefits are generally subject to the execution of a release and compliance with restrictive covenants prohibiting competition, solicitation of employees and interference with business relationships during employment and thereafter during the applicable restriction period. The restrictions apply during Mr. Braun’s employment and for 12 months following termination. In addition, Mr. Braun is subject to perpetual restrictive covenants regarding confidentiality, non-disparagement and proprietary rights.
     The Braun Employment Agreement defines “Cause” to mean Mr. Braun’s (i) continuing failure, for more than 10 days after the Company’s written notice to Mr. Braun thereof, to perform such duties as are reasonably requested by the Company; (ii) failure to observe material policies generally applicable to officers or employees of the Company unless such failure is capable of being cured and is cured within 10 days of Mr. Braun receiving written notice of such failure; (iii) failure to cooperate with any internal investigation of the Company; (iv) commission of any act of fraud, theft or financial dishonesty with respect to the Company or indictment or conviction of any felony; (v) material violation of the provisions of this Agreement unless such violation is capable of being cured and is cured within 10 days of Mr. Braun receiving written notice of such violation; (vi) chronic absenteeism; or (vii) abuse of alcohol or another controlled substance. “Good Reason” is defined to mean (i) a material and adverse change in Mr. Braun’s duties or responsibilities, or (ii) a reduction in Mr. Braun’s base salary or target annual bonus.
     The foregoing description of the Braun Employment Agreement is qualified in its entirety by reference to the Braun Employment Agreement which is filed as Exhibit 10.3 to this Form 8-K.
     Exhibits
     A copy of the Director Compensation Plan, the form of Indemnification Agreement and the Braun Employment Agreement are filed herewith as Exhibits and incorporated herein by reference.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     The information set forth under Item 1.01 above regarding the Braun Employment Agreement is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On November 10, 2011, the Board approved an amendment to the Company’s Amended and Restated By-Laws to provide for indemnification of employed legal counsel and provide for the Board to act by consent in writing or by electronic transmission and certain administrative changes.
     A copy of the amendment to the By-laws is filed herewith as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits
Exhibits
The following exhibits are being filed as part of this report:
3.1	Amendment to the Amended and Restated By-Laws of McJunkin Red Man Holding Corporation.

10.1	Director Compensation Plan.

10.2	Form of Officer Indemnification Agreement.

10.3	Employment Agreement dated November 15, 2011, entered into by and between the Company and James E. Braun.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: November 16, 2011

MCJUNKIN RED MAN HOLDING CORPORATION
By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Corporate Secretary

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